Exhibit 99.1

Viveve® Announces Closing of $10 Million Senior Secured Term Loan with Bridge Bank

SUNNYVALE, California – June 20, 2016 – Viveve Medical, Inc. (“Viveve”) (Nasdaq: VIVE), a medical technology company focused on women’s health, today announced that it has completed a debt refinancing that includes a new senior secured term loan of $10 million with the Life Sciences Group of Bridge Bank, a full-service professional business bank headquartered in San Jose. The proceeds from the loan will be used to repay Viveve’s existing outstanding indebtedness with Pacific Western Bank, as successor in interest to Square 1 Bank and to provide general working capital to fund its operations. The new term loan will expand Viveve’s access to capital as it carries out its plan of operations.

"We are very pleased with our new relationship with Bridge Bank, which will provide us with additional access to capital as we execute our global commercialization plan," commented Patricia Scheller, the Company's chief executive officer. "We are appreciative of the new relationship and financial support we are gaining with this transaction."

“Bridge Bank is excited to be a resource and partner to Viveve Medical, Inc., said Rob Lake, senior vice president and head of Bridge Bank’s life sciences group. “I have known the company for a long time and am impressed with its accomplishments, as well as its trajectory.”

About Viveve

Viveve Medical, Inc., is a women's health company passionately committed to advancing new solutions to improve women's overall well-being and quality of life. The company's lead product, the globally patented Viveve System, is a non-surgical, non-ablative medical device that remodels collagen and restores tissue with only one treatment session. The Viveve System treats the condition of vaginal laxity that can result in decreased physical sensation and sexual satisfaction. Physician surveys indicate that vaginal laxity is the number one post-delivery physical change for women, being more prevalent than weight gain, urinary incontinence or stretch marks. The Viveve Treatment uses patented, reverse-thermal gradient radiofrequency technology to tighten vaginal tissue in one 30-minute out-patient treatment in a physician's office. The Viveve System has received regulatory approval in many countries throughout the world and is available through physician import license in Japan. It is currently not available for sale in the U.S. For more information, please visit Viveve's website at www.viveve.com.

About Bridge Bank

Bridge Bank is a division of Western Alliance Bank, the go-to-bank for business in its growing markets. Bridge Bank was founded in 2001 in Silicon Valley to offer a better way to bank for small-market and middle-market businesses from across many industries, as well as emerging technology companies and the private equity community. Geared to serving both venture-backed and non-venture-backed companies, Bridge Bank offers a broad scope of financial solutions including growth capital, equipment and working capital credit facilities, sustainable energy project finance, venture debt, treasury management, asset-based lending, SBA and commercial real estate loans, ESOP finance and a full line of international products and services. Based in San Jose, Bridge Bank has eight offices in major markets across the country along with Western Alliance Bank’s robust national platform of specialized financial services. Western Alliance Bank is the primary subsidiary of Phoenix-based Western Alliance Bancorporation. With $15 billion in assets, Western Alliance Bancorporation (NYSE:WAL) is one of the fastest-growing bank holding companies in the U.S. and recognized as #10 on the Forbes 2016 “Best Banks in America” list. For more information, visit www.bridgebank.com or follow us on Twitter @Bridgebank.

Safe Harbor Statement

All statements in this press release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to the safe harbors created by that Act. While management has based any forward-looking statements included in this press release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, the fluctuation of global economic conditions, the performance of management and our employees, our ability to obtain financing, competition, general economic conditions and other factors that are to be detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

Viveve is a registered trademark of Viveve, Inc.

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